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Exhibit 23.2




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form SB-2/A, Amendment No. 1 (File #0-21875), of our report dated January 18, 2005 relating to the consolidated financial statements of New Visual Corporation, which report includes an explanatory paragraph as to an uncertainty with respect to the New Visual Corporation's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts".


                                              /s/ Marcum & Kliegman LLP

New York, New York
July 21, 2005